Exhibit (m)(3)(f)


                                  SCHEDULE A-9
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS B DISTRIBUTION PLAN
                            Effective: March 1, 2001


                                              Sales       Date of Original Plans
Name of Fund Adopting This Plan             Commission       (Inception Date)
--------------------------------            -----------   ----------------------

Eaton Vance Tax-Managed Growth Fund 1.2        6.25%               N/A
Eaton Vance Tax-Managed Emerging Growth        6.25%               N/A
 Fund 1.2